Exhibit 5.1

[McGuireWoods LLP Letterhead]

April 21, 2008

Stanley Furniture Company, Inc.

1641 Fairystone Park Highway

Stanleytown, Virginia 24168

Re: Registration Statement on Form S-8

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by Stanley Furniture Company, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission on the date hereof, in connection with the registration under the Securities Act of 1933, as amended, of 2,000,000 shares of your common stock, par value $0.02 per share (the “Shares”), reserved for issuance under the Stanley Furniture Company, Inc. 2008 Incentive Compensation Plan (the “Plan”).

In rendering this opinion, we have examined and relied upon (1) the Registration Statement and related prospectus, (2) the Company’s Restated Certificate of Incorporation and Bylaws as in effect on the date hereof, (3) the Plan, and (4) other records, documents, certificates, memoranda and instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

In rendering this opinion, we have assumed that (1) all information contained in all documents reviewed by us is correct, (2) all signatures on all documents reviewed by us are genuine, (3) all documents submitted to us as originals are true and complete, and (4) all documents submitted to us as copies are true and complete copies of originals thereof. Our opinion is expressed only with respect to the Delaware General Corporation Law.

Based on the foregoing, we are of the opinion that the Shares have been duly authorized and, upon issuance and delivery against payment therefor in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.

We consent to the use of this opinion as Exhibit 5.1 to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement and any amendments thereto. In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ McGuireWoods LLP

McGuireWoods LLP